                                                                    EXHIBIT 99.2


                            CERTIFICATION AND CONSENT



I, FOCKO H. NAUTA, hereby certify to FreeSeas Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the "Company"), as follows:

         1. I have received a copy of the preliminary Joint Proxy
Statement/Prospectus for the Company's Special Meeting of Shareholders to be held as described in the Joint Proxy Statement/Prospectus (the "Proxy Statement").

         2. I understand that I have been named in the Proxy Statement as a nominee for appointment as a director of the Company upon consummation of the merger described in the Proxy Statement, and I hereby consent to being named as such therein.

         3. I hereby consent to serve as a director of the Company if appointed.



         IN WITNESS WHEREOF, I have executed this Certification and Consent this 30th day of May, 2005.







                                                     /s/  FOCKO H. NAUTA
                                                     --------------------------
                                                     FOCKO H. NAUTA